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                                                                  Exhibit 11.1

                                 Voxware, Inc.
                 Statements re: Computation of Loss Per Share
                Three Months Ended September 30, 1997 and 1996
                     (In thousands, except per share data)

                                                       Three Months Ended
                                                           September 30,
                                                    --------------------------
                                                     1997                1996
                                                    -------            ------
                                                            (unaudited)
Net loss                                             $(1,171)          $(2,332)
                                                     -------           -------
Primary and fully diluted weighted average common
  and common equivalent shares outstanding:
     Common stock                                     12,509             9,140
     Common stock options and warrants(1)                 --               128
                                                     -------           -------
 Total primary and fully diluted weighted average
  common and common equivalent shares outstanding     12,509             9,268
                                                     -------           -------


                                                     -------           -------
Loss per share                                       $ (0.09)           $(0.25)
                                                     =======           =======


(1) Pursuant to the requirements of the Securities and Exchange Commission, stock, stock options and warrants issued by the Company during the twelve months immediately preceding the initial public offering have been included in computing loss per share as if they were outstanding for all prior periods prior to the initial public offering using the treasury stock method, even though their effect is anti-dilutive.


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